WARRANT CERTIFICATE NO. ___
            ______ WARRANTS TO PURCHASE ______ SHARES OF COMMON STOCK
                              VOID AFTER 5:00 P.M.
                       EASTERN TIME, ON SEPTEMBER 28, 1999

                      FORTUNE NATURAL RESOURCES CORPORATION

                       INCORPORATED UNDER THE LAWS OF THE
                                STATE OF DELAWARE


     This certifies that, for value received, _________________________________, the registered holder hereof or assigns (the "Holder"), is entitled to purchase from FORTUNE NATURAL RESOURCES CORPORATION, a Delaware corporation (the "Company"), at any time before 5:00 p.m., Eastern Time, on September 28, 1999, at the purchase price per warrant of $3.75 (the "Warrant Price"), the number of shares of Common Stock of the Company set forth above (the "Shares"). The number of Shares purchasable upon exercise of each Warrant evidenced hereby and the Warrant Price per Share shall be subject to adjustment from time to time as set forth in the Warrant Agreement referred to below. This Warrant is subject to redemption by the Company, at $.05 per Share of Common Stock purchasable upon exercise hereof, upon not less than 30 nor more than 45 days' notice, at any time after the Daily Market Price (determined pursuant to the Warrant Agreement) per share of Common Stock has equaled or exceeded $5.50 for a period of at least 20 consecutive trading days ending within 10 days prior to the date of the notice of redemption, and prior to expiration of the Warrants. The Warrant redemption price and the Daily Market Price referred to above shall be subject to adjustment from time to time as set forth in the Warrant Agreement. The Warrants evidenced hereby will not be listed on the AMEX or any other exchange or otherwise admitted for trading privileges and SUCH WARRANTS WILL NOT BE TRANSFERABLE EXCEPT UPON THE PRIOR WRITTEN CONSENT OF THE COMPANY.

     The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant certificate with the Purchase Form on the reverse side hereof duly executed (with a signature guarantee as provided on the reverse side hereof) and simultaneous payment of the Warrant Price (subject to adjustment) at the principal office in Glendale, California, of U.S. Stock Transfer Corporation (the "Warrant Agent"). Payment of such price shall be made at the option of the Holder in cash or by certified check or bank draft, all as provided in the Warrant Agreement.

     The Warrants evidenced hereby are part of a duly authorized issue of Common Stock Purchase Warrants with rights to purchase an aggregate of up to 2,846,250 Shares of Common Stock of the Company and are issued under and in accordance with a Warrant Agreement dated as of February ___, 1998, between the Company and the Warrant Agent and are subject to the terms and provisions contained in such Warrant Agreement, to all of which the Holder of this Warrant certificate by acceptance hereof consents. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent.

     Upon any partial exercise of the Warrants evidenced hereby, there shall be countersigned and issued to the Holder a new Warrant certificate in respect of the Shares as to which the Warrants evidenced hereby shall not have been exercised. This Warrant certificate may be exchanged at the office of the Warrant Agent by surrender of this Warrant certificate properly endorsed (with a signature guarantee) either separately or in combination with one or more other Warrants for one or more new Warrants to purchase the same aggregate number of Shares as here evidenced by the Warrant or Warrants exchanged. No fractional Shares will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. The Warrants evidenced hereby are transferable at the office of the Warrant Agent in the manner and subject to the limitations set forth in the Warrant Agreement.

     The Holder hereof may be treated by the Company, the Warrant Agent and all other persons dealing with this Warrant certificate as the absolute owner hereof for all purposes and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding, and until such transfer is entered on such books, the Company may treat the Holder hereof as the owner for all purposes.

     This Warrant certificate does not entitle the Holder hereof to any of the rights of a stockholder of the Company. This Warrant is not transferable except with the prior written consent of the Company.

     This Warrant certificate will not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.


Dated: _____________, 1998              FORTUNE NATURAL RESOURCES CORPORATION


                                        By: ____________________________________

ATTEST:


_______________________________
          Secretary


Countersigned:

U.S. Stock Transfer Corporation
Warrant Agent


By: ___________________________
        Authorized Signatory

                      [Reverse side of Warrant Certificate]

                      FORTUNE NATURAL RESOURCES CORPORATION
                                  PURCHASE FORM

                                 Mailing Address

                      FORTUNE NATURAL RESOURCES CORPORATION
                       c/o U.S. Stock Transfer Corporation
                               1745 Gardena Avenue
                                  Second Floor
                             Glendale, CA 91204-2991

     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant certificate for, and to purchase thereunder, ____________ Shares of Common Stock provided for therein, and requests that certificates for such Shares be issued in the name of:


      _____________________________________________________________________
         (Please Print or Type Name, Address and Social Security Number)

      _____________________________________________________________________


and, if said number of Shares shall not be all the Shares purchasable hereunder, that a new Warrant certificate for the balance of the Shares purchasable under the within Warrant certificate be registered in the name of the undersigned Holder or his Assignee as below indicated and delivered to the address stated below:


Dated: _______________________

Name of Holder or Assignee:             _______________________________________
                                        (Please Print)


Address:                                _______________________________________

                                        _______________________________________

Signature:                              _______________________________________


Note: The above signature must correspond with the name as it appears upon the face of the within Warrant certificate in every particular without alteration or enlargement or any change whatever, unless these Warrants have been assigned.

Signature Guaranteed:                   _______________________________________

(Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or by a member firm of a registered securities exchange or the National Association of Securities Dealers, Inc.)

            THIS WARRANT IS NOT TRANSFERABLE EXCEPT WITH THE PRIOR
                        WRITTEN CONSENT OF THE COMPANY


                                   ASSIGNMENT
                 (To be signed only upon assignment of Warrants)

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

          _____________________________________________________________
          (Name and Address of Assignee Must Be Printed or Typewritten)

          _____________________________________________________________

the  within   Warrants,   hereby   irrevocably   constituting   and   appointing
_______________________ Attorney to transfer said Warrants on the books of the Company, with full power of substitution in the premises.


Dated:_________________________         _______________________________________
                                        Signature of Registered Holder



Note: The signature on this assignment must correspond with the name as it appears upon the face of the within Warrant certificate in every particular, without alteration or enlargement or any change whatever.


Signature Guaranteed:                   _______________________________________

(Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or by Association of Securities Dealers, Inc.)


The Company hereby consents to the assignment of this Warrant to the person named above.


Dated:  _______________________         FORTUNE NATURAL RESOURCES CORPORATION


                                        By:  __________________________________


Attest:  ______________________
               Secretary